Exhibit 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

From:	Belden Investor Relations 314.854.8054
Belden Announces Fourth Quarter and Full Year 2009 Results
Fourth Quarter and Full Year 2009 Highlights
•	Adjusted income from continuing operations per diluted share was $0.39 in the quarter and $1.16 for the full year.

•	Fourth quarter adjusted operating margin was 8.5 percent, a 410 basis point improvement over the prior year period.

•	Working capital and inventory turns improved 1.5 and 0.7 turns on a sequential basis to 10.9 and 7.3 turns, respectively.

•	Free cash flow (cash from operations less capital expenditures) for the fourth quarter and for the full year was $17.7 million and $111.4 million, respectively.

•	Revenue and EPS, adjusted for certain items, for the first quarter of 2010 are expected to be between $370 million and $380 million and $0.20 and $0.25 per share, respectively.
St. Louis, Missouri — Thursday, February 4, 2010 — Belden (NYSE:BDC), a leader in comprehensive cable, wireless signal, industrial networking and other transmission solutions, today announced results of the fourth quarter and full year ended December 31, 2009.
Fourth Quarter 2009 Results
The Company reported fourth quarter 2009 revenue of $387.8 million with an operating profit of $16.6 million. Net income during the fourth quarter of 2009 was $19.9 million, or $0.42 per diluted share. Revenue in the fourth quarter of 2008 was $417.3 million with an operating loss of $482.4 million and a net loss of $448.1 million, or a loss of $9.641 per diluted share.
Adjusted operating income in the fourth quarter of 2009 was $33.0 million or 8.5 percent of revenue, compared to 4.4 percent a year ago. Adjusted income from continuing operations in the fourth quarter was $18.4 million or $0.39 per diluted share, compared to $12.2 million or $0.26 per diluted share in the fourth quarter of 2008. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.

[1]	In 2008, in connection with its required annual goodwill and other asset impairment testing, the Company recorded a non-cash goodwill and other asset impairment charge of $461.1 million or $9.47 per share. The impairment charge resulted primarily from the significant deterioration of the equity markets that occurred in the fourth quarter of 2008.

Full-Year Results
Revenue of $1.4 billion in the year ended December 31, 2009, was approximately 29 percent lower than 2008 revenue of $2.0 billion. Operating income in 2009 was $1.6 million, and the net loss was $24.9 million, or a loss of $0.53 per diluted share. This compares to an operating loss of $342.2 million, and a net loss of $361.8 million or a loss of $8.10 per diluted share in 2008.
Adjusted operating income for fiscal 2009 was $105.5 million, and adjusted income from continuing operations was $54.4 million, or $1.16 per share. This compares to adjusted operating income of $196.5 million and adjusted income from continuing operations of $127.1 million, or $2.68 per share in 2008.
Discussing the results, John Stroup, President and Chief Executive Officer of Belden said, “Although we experienced a historic downturn as a result of the global economic crisis in 2009, our decision to take direct, aggressive restructuring actions early in the year allowed us to significantly improve our cost structure and exit the year a much stronger company. I would like to thank all of our associates for their hard work throughout this process.
“As a result of those efforts we yielded consecutive quarters of double-digit operating margins in our EMEA segment as well as sequential improvement in adjusted operating earnings in our Wireless segment in the second half of the year. Furthermore, cash flows remained very strong with full year free cash flow exceeding $111 million, which generated an ending cash balance of more than $308 million.
“Additionally we are very pleased to have recently announced the hiring of two new members to our senior leadership team, Dhrupad Trivedi and Christoph Gusenleitner, who will lead our Wireless and EMEA segments, respectively. We are fortunate to welcome both Dhrupad and Christoph aboard and believe their combined expertise will be a valuable asset as we continue to grow the Company and improve shareholder value.”
Outlook
The Company expects adjusted first quarter revenue and EPS to be between $370 million and $380 million and $0.20 and $0.25 per share, respectively. For the year, the Company expects adjusted revenue and EPS to be between $1.50 billion and $1.55 billion and $1.35 and $1.50, respectively. Both periods exclude the impact of the deferral of revenues and cost of goods sold with respect to its wireless segment, the impact of charges associated with already announced restructuring actions, and discontinued operations.

“Our markets are stable, but the timing and magnitude of the recovery remains uncertain. Therefore, our focus remains on those things within our control, including our Lean Enterprise and Market Delivery System,” commented Stroup. “The business is well-positioned to deliver expanded profitability and solid cash flow and to further benefit from the economic recovery whenever it occurs.”

Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends and capital expenditures. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and wireless industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully acquired businesses; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
St. Louis-based Belden is a leader in comprehensive cable, wireless signal, industrial networking and other transmission solutions. It has approximately 6,200 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities throughout North America and Europe and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
Contact:
Belden Investor Relations
314-854-8054

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands, except per share data)
Revenues	$387,770	$417,267	$1,415,262	$2,005,890
Cost of sales	(275,356)	(319,527)	(1,002,064)	(1,442,208)

Gross profit	112,414	97,740	413,198	563,682
Selling, general and administrative expenses	(73,907)	(94,897)	(289,672)	(362,122)
Research and development	(16,032)	(14,038)	(60,870)	(50,089)
Amortization of intangibles	(4,321)	(4,154)	(16,080)	(13,440)
Loss on sale of assets	—	(2,843)	(17,184)	(3,727)
Goodwill and other asset impairment	(1,575)	(464,190)	(27,751)	(476,492)

Operating income (loss)	16,579	(482,382)	1,641	(342,188)
Interest expense	(13,064)	(9,642)	(41,857)	(37,908)
Interest income	245	1,242	1,046	5,300
Other income	1,894	2,359	4,756	6,326

Income (loss) from continuing operations before taxes	5,654	(488,423)	(34,414)	(368,470)
Income tax benefit	15,657	40,373	10,909	6,644

Income (loss) from continuing operations	21,311	(448,050)	(23,505)	(361,826)
Loss from discontinued operations, net of tax	(1,396)	—	(1,396)	—

Net income (loss)	$19,915	$(448,050)	$(24,901)	$(361,826)

Weighted average number of common shares
and equivalents:
Basic	46,650	46,488	46,594	44,692
Diluted	47,315	46,488	46,594	44,692

Basic income (loss) per share:
Continuing operations	$0.46	$(9.64)	$(0.50)	$(8.10)
Discontinued operations	(0.03)	—	(0.03)	—

Net income (loss)	$0.43	$(9.64)	$(0.53)	$(8.10)

Diluted income (loss) per share:
Continuing operations	$0.45	$(9.64)	$(0.50)	$(8.10)
Discontinued operations	(0.03)	—	(0.03)	—

Net income (loss)	$0.42	$(9.64)	$(0.53)	$(8.10)

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION

(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
		(In thousands)
Three Months Ended December 31, 2009

Americas	$205,490	$11,616	$217,106	$27,992
Wireless	13,100	—	13,100	(5,381)
EMEA	89,886	16,575	106,461	7,797
Asia Pacific	79,294	—	79,294	10,498

Total Segments	387,770	28,191	415,961	40,906
Corporate expenses	—	—	—	(13,570)
Eliminations	—	(28,191)	(28,191)	(10,757)

Total	$387,770	$—	$387,770	$16,579

Three Months Ended December 31, 2008

Americas	$228,840	$10,499	$239,339	$(14,735)
Wireless	5,930	260	6,190	(45,533)
EMEA	104,965	20,156	125,121	(271,285)
Asia Pacific	77,532	—	77,532	(104,910)

Total Segments	417,267	30,915	448,182	(436,463)
Corporate expenses	—	—	—	(37,842)
Eliminations	—	(30,915)	(30,915)	(8,077)

Total	$417,267	$—	$417,267	$(482,382)

Twelve Months Ended December 31, 2009

Americas	$766,569	$43,489	$810,058	$117,324
Wireless	53,247	—	53,247	(28,325)
EMEA	345,196	55,256	400,452	(43,232)
Asia Pacific	250,250	—	250,250	28,794

Total Segments	1,415,262	98,745	1,514,007	74,561
Corporate expenses	—	—	—	(41,378)
Eliminations	—	(98,745)	(98,745)	(31,542)

Total	$1,415,262	$—	$1,415,262	$1,641

Twelve Months Ended December 31, 2008

Americas	$1,041,247	$61,568	$1,102,815	$106,893
Wireless	13,722	298	14,020	(54,317)
EMEA	577,672	85,639	663,311	(218,382)
Asia Pacific	373,249	111	373,360	(66,093)

Total Segments	2,005,890	147,616	2,153,506	(231,899)
Corporate expenses	—	—	—	(74,889)
Eliminations	—	(147,616)	(147,616)	(35,400)

Total	$2,005,890	$—	$2,005,890	$(342,188)

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Twelve Months Ended
	December 31, 2009	December 31, 2008
	(In thousands)
Cash flows from operating activities:
Net loss	$(24,901)	$(361,826)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	55,857	56,836
Goodwill and other asset impairment	27,751	476,492
Loss on disposal of tangible assets	17,184	3,727
Share-based compensation	11,748	13,568
Provision for inventory obsolescence	4,550	12,994
Tax deficiency (benefit) related to share-based compensation	1,564	(1,279)
Amortization of discount on long-term debt	210	1,256
Deferred income tax benefit	(23,421)	(37,803)
Pension funding in excess of pension expense	(8,973)	(6,917)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	52,369	73,526
Inventories	50,645	28,188
Deferred cost of sales	(1,036)	(7,270)
Accounts payable	9,728	(35,666)
Accrued liabilities	(33,483)	(14,042)
Deferred revenue	2,564	18,266
Accrued taxes	7,597	(31,562)
Other assets	5,260	(1,533)
Other liabilities	(3,403)	(13,081)

Net cash provided by operating activities	151,810	173,874

Cash flows from investing activities:
Capital expenditures	(40,377)	(53,561)
Cash used to invest in and acquire businesses	(20,703)	(147,384)
Proceeds from disposal of tangible assets	2,031	40,898

Net cash used for investing activities	(59,049)	(160,047)

Cash flows from financing activities:
Borrowings under credit arrangements	193,732	240,000
Payments under borrowing arrangements	(193,732)	(110,000)
Debt issuance costs	(11,810)	—
Cash dividends paid	(9,373)	(8,926)
Tax benefit (deficiency) related to share-based compensation	(1,564)	1,279
Proceeds from exercise of stock options	699	6,103
Payments under share repurchase program	—	(68,336)

Net cash provided by (used for) financing activities	(22,048)	60,120

Effect of foreign currency exchange rate changes on cash and cash equivalents	10,753	(6,498)

Increase in cash and cash equivalents	81,466	67,449
Cash and cash equivalents, beginning of period	227,413	159,964

Cash and cash equivalents, end of period	$308,879	$227,413

Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow was $111,433 ($151,810 - $40,377) for 2009 and $120,313 ($173,874 - $53,561) for 2008.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$308,879	$227,413
Receivables, net	242,145	292,236
Inventories, net	151,262	216,022
Deferred income taxes	26,996	22,606
Other current assets	35,036	34,826

Total current assets	764,318	793,103

Property, plant and equipment, less accumulated depreciation	299,586	324,569
Goodwill	313,030	321,478
Intangible assets, less accumulated amortization	143,013	156,025
Deferred income taxes	37,205	9,830
Other long-lived assets	63,426	53,388

	$1,620,578	$1,658,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$169,763	$160,744
Accrued liabilities	141,922	180,801

Total current liabilities	311,685	341,545

Long-term debt	590,210	590,000
Postretirement benefits	121,745	120,256
Other long-term liabilities	45,890	35,724
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	591,917	585,704
Retained earnings	72,625	106,949
Accumulated other comprehensive income	14,614	10,227
Treasury stock	(128,611)	(132,515)

Total stockholders’ equity	551,048	570,868

	$1,620,578	$1,658,393

Inventory turns are calculated by dividing annualized cost of sales for the quarter by the inventory balance at the end of the quarter. Inventory turns for the quarters ended December 31, 2009 and December 31, 2008 were 7.3 and 5.9 turns, respectively. Working capital is defined as receivables plus inventories less accounts payable and accrued liabilities (excluding current deferred revenue). Working capital turns are calculated by dividing annualized cost of sales for the quarter by the working capital balance at the end of the quarter. Working capital turns for the quarters ended December 31, 2009 and December 31, 2008 were 10.9 and 6.9 turns, respectively.

BELDEN INC.
ADJUSTED OPERATING RESULTS

(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for certain items including goodwill and other asset impairment, purchase accounting effects related to acquisitions (inventory cost step-up, amortization of sales backlog intangibles, and in-process research and development charges), revenue deferrals related to our Wireless segment, severance charges, adjusted depreciation, gains (losses) recognized on the disposal of tangible assets, and other restructuring costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended December 31, 2009

Revenues	$387,770	$1,721	$389,491

Gross profit	$112,414	$11,457	$123,871
as a percent of revenues	29.0%		31.8%

Operating income	$16,579	$16,445	$33,024
as a percent of revenues	4.3%		8.5%

Income (loss) from continuing operations	$21,311	$(2,878)	$18,433
as a percent of revenues	5.5%		4.7%

Income (loss) from continuing operations per diluted share	$0.45	$(0.06)	$0.39

Three Months Ended December 31, 2008

Revenues	$417,267	$9,545	$426,812

Gross profit	$97,740	$20,279	$118,019
as a percent of revenues	23.4%		27.7%

Operating income (loss)	$(482,382)	$501,328	$18,946
as a percent of revenues	-115.6%		4.4%

Income (loss) from continuing operations	$(448,050)	$460,286	$12,236
as a percent of revenues	-107.4%		2.9%

Income (loss) from continuing operations per diluted share	$(9.64)	$9.90	$0.26
Adjustments for the three months ended December 31, 2009 included pre-tax operating charges for severance and employee relocation costs, accelerated depreciation, asset impairment, contract termination costs, revenue deferrals, and other restructuring costs of $3.2 million, $1.7 million, $1.6 million, $1.6 million, $1.2 million, and $7.1 million, respectively.
Adjustments for the three months ended December 31, 2008 included pre-tax operating charges for goodwill and other asset impairment, severance, revenue deferrals, loss on sale of assets, and other restructuring costs of $464.2 million, $26.5 million, $5.8 million, $2.8 million, and $2.0 million, respectively.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Twelve Months Ended December 31, 2009

Revenues	$1,415,262	$2,564	$1,417,826

Gross profit	$413,198	$40,371	$453,569
as a percent of revenues	29.2%		32.0%

Operating income	$1,641	$103,825	$105,466
as a percent of revenues	0.1%		7.4%

Income (loss) from continuing operations	$(23,505)	$77,932	$54,427
as a percent of revenues	-1.7%		3.8%

Income (loss) from continuing operations per diluted share	$(0.50)	$1.66	$1.16

Twelve Months Ended December 31, 2008

Revenues	$2,005,890	$18,266	$2,024,156

Gross profit	$563,682	$32,275	$595,957
as a percent of revenues	28.1%		29.4%

Operating income (loss)	$(342,188)	$538,681	$196,493
as a percent of revenues	-17.1%		9.7%

Income (loss) from continuing operations	$(361,826)	$488,896	$127,070
as a percent of revenues	-18.0%		6.3%

Income (loss) from continuing operations per diluted share	$(8.10)	$10.78	$2.68
Adjustments for the twelve months ended December 31, 2009 included pre-tax operating charges for severance and employee relocations costs, asset impairment, loss on sale of assets, contract termination costs, accelerated depreciation, revenue deferrals, and other restructuring costs of $30.7 million, $27.8 million, $17.2 million, $3.8 million, $2.6 million, $1.5 million, and $20.2 million, respectively.
Adjustments for the twelve months ended December 31, 2008 included pre-tax operating charges for goodwill and other asset impairment, severance, revenue deferrals, loss on sale of assets, and other restructuring items of $476.5 million, $39.9 million, $12.1 million, $3.7 million, and $6.5 million, respectively.